Exhibit 10.20

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This assignment, assumption and amendment agreement (the “Agreement”) is dated January 3, 2022 among Bausch Health Companies Inc., a corporation a corporation incorporated under the British Columbia Business Corporations Act (the “Assignor”), Bausch + Lomb Corporation, a company incorporated under the laws of Canada (the “Assignee”) and Christina Ackermann (the “Executive”) (the “Parties”, and each a “Party”).

RECITALS:

(a)	The Assignor and the Executive are parties to the Letter Agreement dated as of July 8, 2016 (the “Employment Agreement”).

(b)

The Board of Directors of the Assignor (the “Board”) has determined that it is in the best interests of Assignor and its stockholders to separate the Assignee’s business from the remainder of the Assignor by providing for an initial public offering of the Assignee’s stock (the “IPO”) and subsequently separating the Assignee’s business from the Assignor.

(a)	In connection with the IPO, the Assignor intends to assign all of its rights, title and interest in and to the Employment Agreement to the Assignee.

(b)	The Assignee intends to assume all of the obligations and liabilities of the Employment Agreement from the Assignor.

(c)	The Parties desire to amend the Employment Agreement as set forth herein.

(d)	This Agreement shall be effective as of the date of the closing of the IPO (the “IPO Closing Date”), subject to the closing of the IPO.

(e)	Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Employment Agreement.

In consideration of the above and for other good and valuable consideration, including, the Executive’s employment in a new role with the Assignee, the Parties hereto agree as follows:

Section 1 Amendment of the Employment Agreement

The Parties hereto hereby agree that the Employment Agreement shall be amended as follows, effective as of the IPO Closing Date, subject to the closing of the IPO:

(a)	Company. All references to the “Company” shall instead refer to Bausch + Lomb Corporation, a company incorporated under the laws of Canada.

(b)	Covenant Not to Solicit.

a.	The first sentence of the paragraph entitled “Covenant Not to Solicit” of the Employment Agreement shall be amended and restated in its entirety and replaced with the following:

“To protect the Confidential Information and other trade secrets of the Company and its affiliates, you agree, during your employment with the Company or any of its affiliates and for a period of twelve (12) months after your cessation of employment with the Company or any of its affiliates (the “Restricted Period”), not to solicit, attempt to solicit, or participate in or assist in any way in the solicitation or attempted solicitation of any Covered Employees (as defined below).”

b.	The following sentences shall be added to the end of the paragraph entitled “Covenant Not to Solicit” of the Employment Agreement:

“For purposes of this covenant, “Covered Employee” means (A) during the period ending on the date that is 12 months after the IPO Closing Date, (x) any employee of Bausch Health Companies Inc. (together with any successor thereto) (“BHC”), Solta Medical Corporation (together with any successor thereto) (“Solta”), the Company or any of their respective subsidiaries or affiliates (including, for the avoidance of doubt, with respect to the Company’s global eye health business (the “B+L Business”) or the global aesthetics medical device business) or (y) any person who was an employee of BHC, Solta, the Company or any of their respective subsidiaries or affiliates during the six-month period preceding such action and (B) at any time following the end of the period described in clause (A), any employee of (x) the Company or any of its subsidiaries or affiliates or the B+L Business (including, for the avoidance of doubt, if employed by BHC or Solta or any of their subsidiaries or affiliates in the B+L Business) or (y) any person who was an employee of the Company or any of its subsidiaries or affiliates or the B+L Business (including by BHC or Solta), in each case during the six-month period preceding such action.”

(c)

Remedies for Breach of Obligations under the Covenants Not to Solicit Above. The following is added to the end of the paragraph entitled “Remedies for Breach of Obligations under the Covenants Not to Solicit Above” of the Employment Agreement:

“You agree and acknowledge that BHC shall at all times following the date hereof have the right to enforce, and be an express third-party beneficiary hereunder with respect to, your obligations under the Covenant Not to Solicit of this Agreement and, accordingly, that BHC shall have all of the rights and remedies (including to the right to obtain injunctive relief against any breach or prospective breach of such obligations by you) as are afforded under this Agreement to the Company.”

Section 2 Assignment.

Effective as of and from the IPO Closing Date, subject to the occurrence of the closing of the IPO, the Assignor hereby assigns to the Assignee all of the Assignor’s rights, title and interest in and to, and all benefits of the Assignor under, the Employment Agreement. In the event the closing of the IPO does not occur for any reason, this Agreement will be null and void and of no force or effect and the Employment Agreement will continue in effect in accordance with its terms without giving effect to this Agreement.

Section 3 Assumption by Assignee.

Effective as of and from the IPO Closing Date, subject to the occurrence of the closing of the IPO, the Assignee hereby assumes and agrees to perform and discharge all the obligations and liabilities of the Assignor under the Employment Agreement, and accordingly the Parties agree that as and from the IPO Closing Date, the term the “Company” under the Employment Agreement shall refer to the Assignee except as otherwise set forth in this Agreement.

Section 4 Further Assurances.

On or after the date of this Agreement, each Party hereto shall execute and deliver such documents and take all such action as is reasonably required to carry out the intent and purpose of this Agreement. Except as specifically amended and supplemented hereby, the Employment Agreement shall remain in full force and effect in accordance with its terms.

Section 5 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their successors and permitted assigns and the Parties shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the applicable Party would be required to perform if no such succession or assignment had taken place. The Parties may not assign or delegate any rights or obligations hereunder except to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Party, as applicable.

Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, the Executive’s beneficiaries or legal representatives, except by will or by the, laws of descent and distribution.

This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representatives.

Section 6 No Third Party Beneficiaries.

The Parties hereto shall have the sole right to enforce the performance of the provisions of this Agreement. Except for the Parties hereto or as expressly contemplated by Section 1(e) of this Agreement, this Agreement is not intended for the benefit of, and is not intended to be relied upon by, any other person and no such person (or any other person acting on its behalf) shall be entitled to the benefit of or to enforce this Agreement.

Section 7 Amendment and Waiver.

No provision of this Agreement may be altered, amended and/or waived except by a written document signed by all Parties hereto setting forth such alteration, amendment, and/or waiver. The Parties hereto agree that the failure to enforce any provision or obligation under this Agreement shall not constitute a waiver thereof or serve as a bar to the subsequent enforcement of such provision or obligation or any other provisions or obligations under this Agreement. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 8 Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

Section 9 Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflict of law principles thereof.

Section 10 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Joseph C. Papa
Name: Joseph C. Papa
Title: Chief Executive Officer

BAUSCH + LOMB CORPORATION

By:	/s/ Kelly Webber
Name: Kelly Webber
Title: Executive Vice President and Chief Human Resources Officer

CHRISTINA M. ACKERMANN

/s/ Christina M. Ackermann

[Signature Page to Assignment, Assumption and Amendment Agreement – Employment Agreement]